                                    AGREEMENT

                                     between

                    RANDGOLD AND EXPLORATION COMPANY LIMITED
                        (Registration No: 1992/005642/06)

                                       and

                           KEMONSHEY HOLDINGS LIMITED
                            (Registration No: 70295)

                                TABLE OF CONTENTS

1.   INTERPRETATION AND PRELIMINARY                                          2
2.   SETTLEMENT OF THE SCRIPT LENDING AGREEMENT                              3
3.   TRANSFER OF THE SETTLEMENT SHARES                                       4
4.   WARRANTIES AND REPRESENTATIONS                                          4
5.   BREACH                                                                  4
6.   ARBITRATION                                                             4
7.   WHOLE AGREEMENT                                                         7
8.   SEVERABILITY                                                            8
9.   NO ASSIGNMENT                                                           8
10.  CONFIDENTIALITY AND PUBLICITY                                           9
11.  CHOICE OF LAW                                                           9

                                                                          Page 2

INTERPRETATION AND PRELIMINARY

     The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears --

     1.1  words importing--

          1.1.1   any one gender include the other two genders;

          1.1.2   the singular include the plural and vice versa; and

          1.1.3   natural persons include created entities (corporate or
                  unincorporate) and the state and vice versa;

     1.2  the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely-

          1.2.1   "agreement" means this agreement;

          1.2.2   "effective date" means 6 August 2003;

          1.2.3   "Kemonshey Holdings" means Kemonshey Holdings Limited, with registration number: 70295, being a company incorporated and carrying on business in accordance with the company laws of
                  Gibraltar;

          1.2.4   "parties" means Randgold and Kemonshey Holdings;

          1.2.5   "Randgold" means Randgold and Exploration Company Limited, with registration number: 1992/005642/06, being a company
                  incorporated and carrying on business in accordance with the company laws of the Republic of South Africa;

          1.2.6   "Randgold Resources" means Randgold Resources Limited, with registration number: 62686, being a company incorporated and carrying on business in accordance with the company laws of the United Kingdom;

                                                                          Page 3

          1.2.7   "script lending agreement" means the script lending agreement concluded by and between Randgold and Kemonshey Holdings on 28
                  March 2002 with subsequent addendums;

          1.2.8   "script lending shares" means 952 481 (nine hundred and fifty two thousand four hundred and eighty one) ordinary shares of
                  10 US cents each in the issued ordinary share capital of
                  Randgold Resources;

          1.2.9   "settlement shares" means 3 300 000 (three million three
                  hundred thousand) ordinary shares of R1 each in the issued ordinary share capital of Western Areas;

          1.2.10  "Stamp Duties Act" means the Stamp Duties Act, No 77 of 1968;

          1.2.11  "Western Areas" means Western Areas Limited, with registration number: 1959/003209/06, being a company incorporated and
                  carrying on business in accordance with the company laws of the Republic of South Africa;

          1.2.12  "Closing Date" means fourteen (14) days after signature;

2.   SETTLEMENT OF THE SCRIPT LENDING AGREEMENT

     2.1  Randgold and Kemonshey Holdings concluded the script lending agreement.

     2.2  The loan of the script lending shares remains outstanding inclusive of all outstanding interest and fees.

     2.3  This agreement is an amendment to the script lending agreement and this agreement is not a novation of the rights and obligations of the parties to the script lending agreement.

     2.4  In lieu of the redelivery of the script lending shares as contemplated in clause 2 of Addendum No. 3 of the script lending agreement,
          Kemonshey Holdings shall in full and final settlement of the obligations of Kemonshey Holdings under the script lending agreement, including, all fees and interest due and payable by Kemonshey Holdings under the script lending agreement, transfer to and in favour of
          Randgold, the settlement shares.

                                                                          Page 4

3.   TRANSFER OF THE SETTLEMENT SHARES

     On the closing date, representatives of the parties shall meet at the domicilium of Randgold. At that meeting Kemonshey Holdings shall deliver to
     Randgold the share certificates in respect of the settlement shares, together with declarations for the transfer thereof in blank as to transferee, duly signed by Kemonshey Holdings/registered holders complying in all respects with the provisions of the articles of association of
     Western Areas and the Stamp Duties Act.

4.   WARRANTIES AND REPRESENTATIONS

     Kemonshey Holdings warrants that on the effective date:

     4.1  Kemonshey Holdings will be entitled and able to give free and unencumbered title of the settlement shares to Randgold;

     4.2  no person will have any right (including any option or right of first refusal) to acquire any of the settlement shares;

     4.3  Kemonshey Holdings will be the sole beneficial owner of the settlement shares.

     4.4  The settlement shares will be part of the issued share capital of
          Western Areas listed on the JSE Securities Exchange.

5.   BREACH

     If any party breaches any of the provisions of this agreement ("defaulting party"), then, without prejudice to any remedy in favour of the innocent party ("innocent party") arising from such breach, the innocent party shall be entitled to apply for:

     5.1  an order of specific performance against the defaulting party; and/or

     5.2  an interdict against the defaulting party; and/or

     5.3  damages from the defaulting party,

     subject always to the condition that in the event Kemonshey Holdings is the innocent party, Kemonshey Holdings shall not be entitled to cancel this agreement.

6.   ARBITRATION

                                                                          Page 5

     6.1  Save in respect of those provisions of the agreement which provide for their own remedies which would be incompatible with arbitration, a dispute which arises in regard to --

          6.1.1   the interpretation of; or

          6.1.2   the carrying into effect of; or

          6.1.3   any of the parties' rights and obligations arising from; or

          6.1.4   the termination or purported termination of or arising from the termination of; or

          6.1.5   the rectification or proposed rectification of,

          this agreement, or out of or pursuant to this agreement or on any matter which in terms of this agreement requires agreement by the parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction) shall, subject to the provisions of clause 6 be submitted to and decided by arbitration.

     6.2  Upon the happening of a dispute, prior to the dispute being submitted to and decided by arbitration, the parties undertake to negotiate in good faith with the other in regard to the dispute for a period of 2
          (two) business days ("two day period"), it being agreed that either party may address a written notice to the other to record the commencement of the two day period. In the event that the parties do not reach agreement by the conclusion of the two day period in regard to the dispute, the negotiations shall be deemed to have been concluded and the said dispute shall be submitted (by either of the parties) to and decided by arbitration as contemplated in this clause 6.

     6.3  That arbitration shall be held--

          6.3.1   with only the parties and their representatives other than legal representatives, present thereat;

          6.3.2   at Cape Town.

     6.4  It is the intention that the arbitration shall, where possible, be held and concluded in 21 (twenty one) business days after it has been demanded. The

                                                                          Page 6

          parties shall use their best endeavours to procure the expeditious completion of the arbitration.

     6.5  Save as expressly provided in this agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in South Africa.

     6.6  The arbitrator shall be, if the matter in dispute is principally--

          6.6.1   a legal mailer, an impartial practising advocate of not less than 10 (ten) years' standing, or an impartial admitted
                  attorney of not less than 10 (ten) years' standing;

          6.6.2   an accounting mailer, an impartial practising chartered
                  accountant of not less than 10 (ten) years' standing;

          6.6.3   any other mater, an independent person agreed upon between the parties.

     6.7  If the parties fail to agree on an arbitrator within 10 (ten) days after the arbitration has been demanded, the arbitrator shall be nominated, at the request of either of the parties by the President
          (or his nominee) for the time being of the Cape of Good Hope Law
          Society (or its successor body). If that person fails or refuses to make the nomination, either party may approach the High Court of South
          Africa to make such an appointment. To the extent necessary, the court is expressly empowered to do so.

     6.8  If the parties fail to agree whether the dispute is of a legal, accounting or other nature within 5 (five) business days after the arbitration has been demanded, it shall be considered a mater referred to in clause 6.6.1.

     6.9  The arbitrator shall have the fullest and freest discretion with regard to the proceedings save that he shall be obliged to give his award in writing fully supported by reasons. His award shall be final and binding on the parties to the dispute.

     6.10 Furthermore the arbitrator

          6.10.1  may by notice to the parties within 7 (seven) business days after his appointment, dispense wholly or in part with formal

                                                                          Page 7

                  submissions or pleadings provided that the parties are given the opportunity to make submissions;

          6.10.2  shall determine the applicable procedure and shall not be bound by strict rules of evidence;

          6.10.3  shall allow any party to the arbitration to call any witnesses he determines and shall permit cross examination of witnesses;

          6.10.4  may, in addition to any other award he may be able to make, award interest with effect from any date, and on any other basis he considers appropriate in the circumstances;

          6.10.5  shall make such order as to costs as he deems just.

     6.11 Either party shall be entitled to have the award made an order of court of competent jurisdiction.

     6.12 Any dispute shall be deemed to have been referred or subjected to arbitration hereunder when either party gives written notice to the other of the dispute, demands an arbitration and requests agreement on an arbitrator.

     6.13 The provisions of this clause are severable from the rest of this agreement and shall remain in effect even if this agreement is terminated for any reason.

     6.14 The parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

     6.15 The arbitrator shall have the power to give default judgment if any party fails to make submissions on due date and/or fails to appear at the arbitration.

7.   WHOLE AGREEMENT

     7.1  This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

     7.2  No amendment or Consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of

                                                                          Page 8

          time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

     7.3  No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

     7.4  To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

8.   SEVERABILITY

     Any provision in this agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non 5cr/pta and severed from the balance of this agreement, without invalidating the remaining provisions of this agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.   NO ASSIGNMENT

     None of the parties shall be entitled to cede and delegate any or all of their rights and obligations under this agreement to any third party.

10.  CONFIDENTIALITY AND PUBLICITY

     Any information obtained by any of the parties to this agreement in terms, or arising from the implementation, of this agreement shall be treated as confidential by the other parties and shall not be used, divulged or permitted to be divulged to any person not being a party to this agreement, without the prior written consent of the other parties

                                                                          Page 9

     save that any information which is required to be furnished by law or by existing contract or by any stock exchange on which the shares of either party to this agreement are listed may be so furnished;

11.  CHOICE OF LAW

     This agreement shall be governed and interpreted by the substantive laws of
     South Africa (and if the prescription laws of the Republic of South Africa are not considered to be substantive laws thereof, by the prescription laws as well), provided that if the major part of the agreement is to be performed outside the Republic of South Africa, no laws of the Republic of
     South Africa which promote competition in the Republic of South Africa shall govern.

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

      DATE          PLACE             WITNESS                SIGNATURE
      ----          -----             -------                ---------

                                                          For: RANDGOLD AND
                                                          EXPLORATION COMPANY LIMITED

9 December 2003 Johannesburg     1.  /s/ J. Bailey        /s/ R.B. Kebble
                                     ------------------   ---------------

                                                          (The signatory who
                                                          warrants that he is duly
                                                          authorized)

                                                          RB Kebble
                                                          (print name)

                                 2.  /s/ M. Westford
                                     ---------------

                                                          For: KEMONSHEY HOLDINGS
                                                          LIMITED
3 December 2003  Gibralter       1.  illegible            signed - illegible
                                 Cheam Directors Limited